UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2005
THE DUN & BRADSTREET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)
(973) 921-5500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PURPOSE OF FILING
     The purpose of this filing is to report to you: (i) actions taken by our Board of Directors with respect to the ongoing compensation of our non-employee directors and a related amendment to the Dun & Bradstreet Corporation Directors’ Compensation Plan; and (ii) actions taken by certain of our executive officers with respect to tax liabilities that they will incur in February 2006 in connection with the vesting of previously granted restricted stock awards.

(i)

Item 1.01. Entry into a Material Definitive Agreement.
     On December 6, 2005, the Board of Directors, upon the recommendation of its Compensation & Benefits Committee and the recommendations made by an independent third party consulting organization reviewed the compensation of our non-employee directors and took the following actions:
(i)	Approved a recommendation that no change be made to the ongoing level of annual compensation for non-employee directors as established for 2005. A schedule of such compensation is attached hereto as Exhibit 10.1 and incorporated herein by reference; and

(ii)	Approved a recommendation to replace the ability of non-employee directors to convert their annual cash compensation into restricted stock units at a ten percent premium with an opportunity to convert all such cash amounts into the Dun & Bradstreet Corporation Directors’ Compensation Plan (the “Plan”), with a ten percent premium on any cash directed into the Dun & Bradstreet common stock fund under the Plan for a period of three years.
     To implement this recommendation, specific Board action in amending and restating the Plan was taken to: (i) eliminate the limit on the portion of each non-employee director’s account under the Plan that the non-employee director can elect to be treated as if invested in the Dun & Bradstreet common stock fund (previously limited to 50% of account value), as described in the Plan; (ii) provide for a ten-percent (10%) premium on any cash compensation deferred after December 31, 2005 that a non-employee director elects to be treated as if invested in the Dun & Bradstreet common stock fund, as described in the Plan, immediately upon the making of such election; and (iii) restrict the reallocation of amounts deferred after December 31, 2005, premium credits and any interest or investment return thereon, that are deemed to be invested in the Dun & Bradstreet common stock fund under the Plan, for a period of three years after the initial deferral of such amount.
     The Plan, as so amended and restated, has been renamed The Dun & Bradstreet Corporation Non-employee Directors’ Deferred Compensation Plan, and is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01. Other Events.
     In February 2006, restrictions on shares of our common stock previously awarded to certain of our executive officers are scheduled to lapse according to the schedule set forth below. On the applicable vesting date, each executive officer will realize taxable income equal to the fair market value of the shares on the vesting date, at which time we are required to withhold or receive from the executive related taxes at statutorily defined rates. In order to facilitate the withholding, each of the executive officers named below has made an irrevocable election prior to the date of this filing to satisfy the applicable withholding through the deduction of that number of shares from the vested amount having an aggregate fair market value equal to the amount required to be so withheld. The withholding of shares to satisfy withholding will be reported on a Form 4 within 2 business days of each vesting date.

	Shares Vesting	Shares Vesting
Name of Executive Officer	February 12, 2006	February 25, 2006

Mr. Steven Alesio Chairman, Chief Executive Officer And President	15,350	5,208
Ms. Sara Mathew Chief Financial Officer(i)	10,170	3,703
Mr. David Lewinter General Counsel and Corporate Secretary	2,000	999
Mr. James Burke Leader — U.S. Risk Management Solutions(ii)	940	375
Ms. Patricia Clifford Leader — Human Resources, Winning Culture & Team Member Communications	1,980	799
Mr. Michael Pepe Leader — US Customers(iii)	—	1,999

(i)	As previously reported, effective January 1, 2006, Ms. Mathew will assume the additional responsibility as President, D&B International.

(ii)	As previously reported, effective January 1, 2006, Mr. Burke is named to the position of Chief Marketing Officer and Leader — Global Solutions.

(iii)	As previously reported, effective January 1, 2006, Mr. Pepe is named to the position of President, D&B U.S.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit	Description
10.1	Schedule of Non-Employee Director Compensation
10.2	The Dun & Bradstreet Corporation Non-employee Directors’ Deferred Compensation Plan (As Amended and Restated effective December 6, 2005)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation
By:	/s/ David J. Lewinter
David J. Lewinter
General Counsel & Corporate Secretary

DATE: December 12, 2005

EXHIBIT INDEX

Exhibit	Description
10.1	Schedule of Non-Employee Director Compensation
10.2	The Dun & Bradstreet Corporation Non-employee Directors’ Deferred Compensation Plan (As Amended and Restated effective December 6, 2005)